Exhibit 10.01

AMENDMENT, WAIVER AND EXCHANGE AGREEMENT

This Amendment, Waiver and Exchange Agreement (the “Agreement”), dated as of September 30, 2014, is by and between WPCS International Incorporated, a Delaware corporation with offices located at 521 Railroad Avenue, Suisun City, California 94585 (the “Company”), and the holder identified on the signature page hereto (“Holder”).

RECITALS

A.               Prior to the date hereof, the Company has issued to the Holder (i) a senior secured convertible note with such aggregate outstanding principal as set forth on the signature page of the Holder attached hereto (as amended, modified, waived or exchanged prior to the date hereof, the “Existing Note”), which Existing Note is convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), in accordance with the terms of the Existing Note and (ii) a warrant (as amended, modified, waived or exchanged prior to the date hereof, the “First Warrant”) to purchase such number of shares of Common Stock as set forth on the signature page of the Holder attached hereto (without regard to any limitations on exercise set forth therein)(the “First Warrant Shares”), in each case, pursuant to a Securities Purchase Agreement, dated as of December 4, 2012 (as amended, modified or waived prior to the date hereof, the “First Securities Purchase Agreement”) to the Holder and certain other investors signatory thereto.

B.             In addition, prior to the date hereof, the Company has issued to the Holder (i) such aggregate number of shares of Series E Preferred Stock of the Company as set forth on the signature page of the Holder attached hereto (as amended, modified, waived or exchanged prior to the date hereof, the “Existing Preferred Shares”), which Existing Preferred Shares are convertible into shares of Common Stock (as converted, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series E Preferred Stock of the Company (as amended, modified or waived prior to the date hereof, the “Series E Certificate of Designations”) and (ii) a warrant (as amended, modified, waived or exchanged prior to the date hereof, the “Second Warrant”, and together with the First Warrant, the “Existing Warrants”) to purchase such number of shares of Common Stock as set forth on the signature page of the Holder attached hereto (without regard to any limitations on exercise set forth therein)(the “Second Warrant Shares”), in each case, pursuant to a Securities Purchase Agreement, dated as of December 17, 2013 (as amended, modified or waived prior to the date hereof, the “Second Securities Purchase Agreement”) to the Holder and certain other investors signatory thereto. The Existing Note, the Existing Preferred Shares and the Existing Warrants are collectively referred to herein as the “Existing Securities”. Capitalized terms not defined herein shall have the meanings set forth in the Second Securities Purchase Agreement as amended hereby.

C.             The Company has authorized (i) a new series of preferred stock designated as Series F Convertible Preferred Stock (the “Series F Preferred Stock”), the rights, preferences and other terms and provisions of which are set forth in the Certificate of Designations, Preferences and Rights of Series F Preferred Stock, in the form attached hereto as Exhibit A-1 (the “Series F Certificate of Designations”), which Series F Preferred Stock shall be convertible into shares of the Company’s Common Stock (as defined below), in accordance with the terms of the Series F Certificate of Designations and (ii) a new series of preferred stock designated as Series G Convertible Preferred Stock (the “Series G Preferred Stock”), the rights, preferences and other terms and provisions of which are set forth in the Certificate of Designations, Preferences and Rights of Series G Preferred Stock, in the form attached hereto as Exhibit A-2 (the “Series G Certificate of Designations”), which Series G Preferred Stock shall be convertible into shares of the Company’s Common Stock (as defined below), in accordance with the terms of the Series G Certificate of Designations.

D.             The Company and the Holder desire to enter into this Agreement, pursuant to which, among other things (i) the Company and the Holder shall exchange the Existing Note for such aggregate number of shares of Series F Preferred Stock as set forth on the signature page of the Holder (the “Series F Preferred Shares”, and as converted, the “Series F Conversion Shares”), (ii) the Company shall exchange the Existing Preferred Shares for (x) a promissory note in the form attached hereto as Exhibit B, with such aggregate principal amount as set forth on the signature page of the Holder (the “Exchanged Note”) and (y) such aggregate number of shares of Series G Preferred Stock as set forth on the signature page of the Holder (the “Initial Series G Preferred Shares”) and (iii) the Company shall exchange the Existing Warrants for such aggregate number of shares of Series G Preferred Stock as set forth on the signature page of the Holder (the “Additional Series G Preferred Shares”, and together with the Initial Series G Preferred Shares, the “Series G Preferred Shares”, and such Series G Preferred Shares as converted, the “Series G Conversion Shares”. The Series F Preferred Shares and the Series G Preferred Shares are collectively referred to herein as the “Exchanged Preferred Shares”, the Series F Conversion Shares and the Series G Conversion Shares are collectively referred to herein as the “Exchanged Conversion Shares” and the Exchanged Preferred Shares, the Exchanged Conversion Shares and the Exchanged Note are collectively referred to herein as the “Exchanged Securities”.

E.             The Existing Securities will be exchanged for the Exchanged Securities in an exchange made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

AGREEMENT

1.             Exchange. On the Closing Date (as defined below), the Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange (a) the Existing Note for the Series F Preferred Shares (and the Exiting Note shall be cancelled), (b) the Existing Preferred Shares for the Exchanged Note and the Initial Series G Preferred Shares (and such Existing Preferred Shares shall be cancelled), and (c) the Existing Warrants for the Additional Series G Preferred Shares (and the Existing Warrants shall be cancelled) (collectively, the “Exchange”). On or prior to the Closing (as defined below), the following transactions shall occur:

1.1             Delivery. On the Closing Date, (a) the Company shall deliver the Exchanged Preferred Shares and the Exchanged Note to the Holder and (b) the Existing Securities shall be extinguished and any security interest with respect to the Existing Note shall be released. The Exchanged Preferred Shares and the Exchanged Note shall be issued in accordance with the instructions set forth on the signature page of the Holder.

1.2             Other Documents. The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Amendment and the Exchange, including without limitation, instructions to Worldwide Stock Transfer, LLC, the Collateral Agent under the Existing Note, to release all collateral contemporaneously with the execution of this Agreement.

1.3             No Additional Consideration. The parties acknowledge and agree that the Exchanged Preferred Shares and the Exchanged Note shall be issued to the Holder in exchange for the Existing Securities without the payment of any additional consideration by the Holder.

1.4             Closing. The closing of the Exchange (the “Closing”) shall occur on September 30, 2014 and be effective as of 11:30 A.M. ET (the “Closing Date”).

1.5             Waiver. Effective as of the Closing Date, the Holder hereby waives any breach of the First Securities Purchase Agreement, the Second Securities Purchase Agreement, the Registration Rights Agreement (as defined in the First Securities Purchase Agreement) and the Registration Rights Agreement (as defined in the Second Securities Purchase Agreement) with respect to which the Holder has received written notice from the Company prior to the date hereof.

2.           AMENDMENTS TO TRANSACTION DOCUMENTS.

2.1           Amendments to Transaction Documents; Waivers.

(a)        Effective as of the Closing Date, each of the Transaction Documents (as defined in the Second Securities Purchase Agreement) are hereby amended as follows:

(i)             The defined term “Preferred Shares” is hereby amended to mean, solely for the purpose of the holder of any of the Exchanged Securities and not any other Person, “each of the “Exchanged Preferred Shares” (as defined in the Amendment, Waiver and Exchange Agreement)”.

(ii)             The defined term “Conversion Shares” is hereby amended to mean, solely for the purpose of the holder of any of the Exchanged Securities and not any other Person, “each of the “Exchanged Conversion Shares” (as defined in the Amendment, Waiver and Exchange Agreement)”.

(iii)             The defined term “Warrants” is hereby amended to mean, solely for the purpose of the holder of any of the Exchanged Securities and not any other Person, “each “Exchanged Note”) (as defined in the Amendment, Waiver and Exchange Agreement)”.

(iv)             The defined term “Certificate of Designations” is hereby amended to mean, solely for the purpose of the holder of any of the Exchanged Securities and not any other Person, “each of the “Series F Certificate of Designations” and “Series G Certificate of Designations”) (as defined in the Amendment, Waiver and Exchange Agreement)”.

(v)             The defined term “Transaction Documents” is hereby amended to include the Amendment, Waiver and Exchange Agreement.

(vi)             The defined term “Amendment, Waiver and Exchange Agreements” shall mean “that certain Amendment, Waiver and Exchange Agreement, dated as of September 30, 2014, by and between the Company and the Buyer signatory thereto”.

3.           Representations and Warranties.

3.1             Holder Bring Down. The Holder hereby makes the representations and warranties as to itself only as set forth in Section 2 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, mutatis mutandis.

3.2             Company Bring Down. Except as set forth on Schedule 3.2 hereto and subject to such disclosures set forth in the Company’s filings with the Securities and Exchange Commission prior to the date hereof and in the 8-K Filing (as defined below), the Company hereby makes the representations and warranties to the Holder as set forth in Section 3 of the Securities Purchase Agreement (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Amendment, mutatis mutandis.

4.           Covenants.

4.1             Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the third (3rd) Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Agreements in the form required by the 1934 Act and attaching all the material agreements (including, without limitation, this Agreement and the form of the Exchanged Warrants) (including all attachments, the “8-K Filing”). From and after the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Agreements.

4.2             Fees. The Company shall reimburse Greenberg Traurig, LLP (counsel to the Holder), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby).

4.3             Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Existing Securities may be tacked onto the holding period of each of the Exchanged Securities, and the Company agrees not to take a position contrary to this Section 4.3. The Company agrees to take all actions, including, without limitation, obtaining customary legal opinions necessary to comply with the foregoing.

4.4             Trading Restrictions. During the period commencing on the Closing Date through and including the six month anniversary of the Closing Date, the Holder hereby agrees, severally and not jointly, for so long as the Holder owns any Exchanged Preferred Shares, the Holder shall not, as of any time of determination, sell any Series F Conversion Shares issued or issuable upon conversion of any Series F Preferred Shares of the Company on any Trading Day (as defined in the Series F Certificate of Designations) in excess of the sum of (x) 25% of such composite aggregate dollar trading volume of the Common Stock as reported on Bloomberg (as defined in the Series F Certificate of Designations) trading on such Trading Day at or in excess of $1.00 as of such time of determination and (y) 15% of such composite aggregate dollar trading volume of the Common Stock as reported on Bloomberg ) trading on such Trading Day below $1.00 as of such time of determination.

4.5             Stockholder Approval. The Company shall provide each stockholder entitled to vote at either (x) the next annual meeting of stockholders of the Company or (y) a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than December 15, 2014 (the “Stockholder Meeting Deadline”), pursuant to a proxy statement filed with the SEC no later than October 30, 2014, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the increase of the authorized shares of Common Stock of the Company from 14,285,714 to 75,000,000 shares of Common Stock (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held annually thereafter at the annual meeting of stockholders of the Company (or if no annual meeting of stockholders of the Company is held in any given year, at a special meeting of stockholders of the Company in such given year) until such Stockholder Approval is obtained.

5.           MISCELLANEOUS.

5.1             Effective Time. This Agreement shall be effective upon the date each of the Company and the Holder shall have executed this Agreement (the “Effective Time”).

5.2             Independent Nature of Holder's Obligations and Rights. The obligations of the Holder under this Agreement or the other Transaction Documents (as defined in the Series F Certificate of Designations) are several and not joint with the obligations of any other Person (each, an “Other Person”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Person under any other Transaction Document or similar agreement of any Other Person (the “Other Documents”). Nothing contained herein or in any Other Document or any other Transaction Document, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and such Other Persons as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Person are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, any Other Documents or any other Transaction Document and the Company acknowledges that neither the Holder nor any Other Person are acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, any Other Document and any other Transaction Document. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, any Other Document or out of any other Transaction Documents, and it shall not be necessary for any Other Person to be joined as an additional party in any proceeding for such purpose.

6.             No Third Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.1             Miscellaneous Provisions. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

6.2             Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any exchange, consent, release, amendment, settlement or waiver relating to the class of securities, terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement, the Series F Certificate of Designations, the Series G Certificate of Designations and the Exchanged Securities (other than any limitations on conversion set forth therein) shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement, the Series F Certificate of Designations, the Series G Certificate of Designations or the Exchanged Securities (as the case may be) shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 5.3 shall apply similarly and equally to each Settlement Document.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

WPCS INTERNATIONAL INCORPORATED

By:
Name: Sebastian Giordano
Title: Chief Executive Officer

[Amendment, Waiver and Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

HUDSON BAY MASTER FUND LTD.

By:
Name:
Title:

Aggregate Principal Amount of Existing Note:	$145,362

Aggregate Number of Existing Preferred Shares:	794

Aggregate Number of Shares of Common Stock Exercisable Under First Warrant:	772,008

Aggregate Number of Shares of Common Stock Exercisable Under Second Warrant:	488,603

Aggregate Principal Amount of Exchanged Note:	$794,000

Aggregate Number of Series F Preferred Shares	5,268

Aggregate Number of Initial Series G Preferred Shares	1,060

Aggregate Number of Additional Series G Preferred Shares	1,028

Address for delivery of the Exchanged Securities:	UBS Securities LLC Attn: Patricia Godette 1000 Harbor Blvd, 5th Floor Weehawken, NJ 07086 Tel: 201-352-3772

** Using closing bid price of $0.815 [(1,260,611 (i.e. total number of warrants) * 0.815)/1000]